Exhibit 99.1

West Announces Second-Quarter 2025 Results and Fourth-Quarter 2025 Dividend, Updates Full-Year 2025 Guidance

- Conference Call Scheduled for 8 a.m. EDT Today -

Exton, PA, July 24, 2025 – West Pharmaceutical Services, Inc. (NYSE: WST) today announced its financial results for the second-quarter 2025 and a fourth-quarter 2025 dividend.

Second-Quarter 2025 Summary (comparisons to prior-year period)
•Net sales of $766.5 million increased 9.2%; organic net sales growth was 6.8%.
•Diluted EPS of $1.82, compared to $1.51 in the same period last year.
•Adjusted-diluted EPS of $1.84, compared to $1.52 in the same period last year.
•Updates full-year 2025 net sales guidance range to $3.040 billion to $3.060 billion, up from previous guidance of $2.945 billion to $2.975 billion.
•Updates full-year 2025 adjusted-diluted EPS guidance range to $6.65 to $6.85, up from the previous range of $6.15 to $6.35.
•The Company also announces that its Board of Directors has approved a fourth-quarter 2025 dividend of $0.22 per share. The dividend will be paid on November 19, 2025, to shareholders of record as of November 12, 2025.

Eric M. Green, President, Chief Executive Officer and Chair of the Board, commented: “I am pleased to report that we exceeded our expectations for the second quarter driven by solid growth in HVP components. This was the result of strong GLP-1 elastomer growth, ongoing momentum in HVP conversion mainly related to Annex 1 projects and the continued normalization of customer ordering patterns. The improved performance was concentrated in higher margin products, which drove strong margin expansion in the quarter. As a result of our strong second quarter performance and favorable foreign exchange, we are increasing our revenue and adjusted-diluted EPS guidance for fiscal year 2025.”

Proprietary Products Segment
Net sales grew by 10.7% to $619.8 million and increased 8.4% on an organic basis. High-Value Product ("HVP") Components were 47% of total company net sales and increased 11.3%, driven by strength in Westar® and NovaChoice® products. Standard Products, 21% of total company net sales, increased by 0.4%. HVP Delivery Devices represented 13% of total company net sales and increased 30.0%, driven mainly by Daikyo Crystal Zenith® and Administration Systems.

The Company's Biologics, Pharma and Generics market units each had high-single digit organic net sales growth.

Contract-Manufactured Products Segment
Contract-Manufactured Products, representing 19% of total company net sales, increased by 3.0% to $146.7 million, or up 0.5% on an organic basis. Segment performance was driven by an increase in sales of self-injection devices for obesity and diabetes, partially offset by a decrease in sales of healthcare diagnostic devices.

Financial Highlights (first six months of 2025)
Operating cash flow was $306.5 million, an increase of 8.2% over the same period last year. Capital expenditures were $146.5 million, a decrease of 23.2% over the same period last year. Free cash flow (operating cash flow minus capital expenditures) was $160.0 million, an increase from the first six months 2024 free cash flow of $92.4 million.

During the first six months of 2025, the Company repurchased 552,593 shares for $134.0 million at an average share price of $242.55 under its share repurchase program.

Full-Year 2025 Financial Guidance
•The Company is increasing its full-year 2025 net sales guidance range to $3.040 billion to $3.060 billion, up from previous guidance of $2.945 billion to $2.975 billion.
◦Net sales guidance includes an estimated full-year 2025 tailwind of approximately $59 million based on current foreign currency exchange rates, compared to previous guidance of a headwind of approximately $5 million.
◦Organic net sales growth is expected to be approximately 3% to 3.75%, up from the previous guidance range of 2% to 3%.
•The Company is increasing its full-year 2025 adjusted-diluted EPS guidance range to $6.65 to $6.85, up from the previous range of $6.15 to $6.35.
◦Full-year adjusted-diluted EPS guidance assumes a $0.27 tailwind based on current foreign exchange rates, compared to previous guidance of no impact.
◦This guidance includes EPS of $0.04 associated with first-half 2025 tax benefits from stock-based compensation.
◦Our updated adjusted-diluted EPS guidance incorporates our estimate of $15 to $20 million for the net impact of recently implemented tariffs.
◦For the remaining quarters of the year, our adjusted-diluted EPS guidance range assumes a tax rate of approximately 21% and does not include potential tax benefits from stock-based compensation. Any tax benefits associated with stock-based compensation beyond those recorded in the first-half of 2025 would provide a positive adjustment to our full-year adjusted-diluted EPS guidance.
•Full-year 2025 capital spending guidance is unchanged and is expected to be $275 million.

Second-Quarter 2025 Conference Call
The live audio-only webcast will be made available via the Company's Investor Relations website at westpharma.com.

To participate in the conference call by asking questions to Management, please register in advance at https://register-conf.media-server.com/register/BI4c9a68176c954be7ac5a87cf1d7700e2.

Registered telephone participants will receive the dial-in number along with a unique PIN number that will enable them to ask questions on the call.

Management will refer to a slide presentation during the call, which will be made available on the day of the call. To view the presentation, select "Presentations" in the "Investors" section of the Company's website.

A replay of the webcast will be available on the Company's website for approximately 90 days after the event.

Investor Contact:	Media Contact:
John Sweeney, CFA	Michele Polinsky
Vice President, Investor Relations	Vice President, Global Communications
(484) 790-0373	(610) 594-3054
John.Sweeney@westpharma.com	Michele.Polinsky@westpharma.com

About West
West Pharmaceutical Services, Inc. is a leading provider of innovative, high-quality injectable solutions and services. As a trusted partner to established and emerging drug developers, West helps ensure the safe, effective containment and delivery of life-saving and life-enhancing medicines for patients. With over 10,000 team members across 50 sites including 25 manufacturing facilities worldwide, West helps support our customers by delivering over 41 billion components and devices each year. Headquartered in Exton, Pennsylvania, West in its fiscal year 2024 generated $2.89 billion in net sales. West is traded on the New York Stock Exchange (NYSE: WST) and is included in the Standard & Poor's 500 index. For more information, visit www.westpharma.com.

All trademarks and registered trademarks used in this release are the property of West Pharmaceutical Services, Inc. or its subsidiaries, in the United States and other jurisdictions, unless otherwise noted.

Forward-Looking Statements
This release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may include such words as “raising,” “positioned,” “updating,” “expected,” “assumes,” “unchanged,” “includes,” “would,” “provide," "anticipated" and other similar terminology. These statements reflect management’s current expectations regarding future events, expected tax rates, impacts on tariffs, and operating performance and speak only as of the date of this release. There is no certainty that actual results will be achieved in-line with current expectations. These forward-looking statements involve a number of risks and uncertainties. The following are some of the factors that could cause our actual results to differ materially from those expressed in or underlying our forward-looking statements: prevailing economic conditions and general uncertainties relating thereto that may be unknown and unforeseeable; customers’ changing inventory requirements and manufacturing plans and customer decisions to move forward with our new products and product categories; disruptions or limitations in the Company’s manufacturing capacity; average profitability, or mix, of the products we sell; dependence on third-party suppliers and partners; increased raw material, energy and labor costs; fluctuations in currency exchange; the ability to meet development milestones with key customers; and the consequences of other geopolitical events, including tariffs, natural disasters, acts of war, and global health crises. This list of important factors is not all inclusive. For a description of certain additional factors that could cause the Company’s future results to differ from those expressed in any such forward-looking statements, see Part I Item 1A, entitled “Risk Factors,” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and other filings with the United States Securities and Exchange Commission, including the Company’s quarterly reports on Form 10-Q and current reports on Form 8-K. The Company does not undertake to update these forward-looking statements.

Except as required by law or regulation, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-U.S. GAAP Financial Measures
This release contains certain non-GAAP financial measures, including organic net sales and adjusted-diluted EPS. For the purpose of aiding the comparison of our year-over-year results, we may refer to net sales and other financial results excluding the effects of changes in foreign currency exchange rates. Organic net sales exclude the impact from acquisitions and/or divestitures and translate the current-period reported sales of subsidiaries whose functional currency is other than the U.S. Dollar at the applicable foreign currency exchange rates in effect during the comparable prior-year period. We may also refer to financial results excluding the effects of unallocated items. The re-measured results excluding effects from currency translation and excluding the effects of unallocated items are not in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”) and should not be used as a substitute for the comparable U.S. GAAP financial measures. The non-U.S. GAAP financial measures are incorporated into our discussion and analysis as management uses them in evaluating our results of operations and believes that this information provides users a valuable insight into our overall performance and financial position. A reconciliation of these adjusted non-U.S. GAAP measures to the comparable U.S. GAAP financial measures is included in the accompanying tables.

WEST PHARMACEUTICAL SERVICES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(in millions, except per share data)

	Three Months Ended June 30,				Six Months Ended June 30,
	2025		2024		2025		2024
Net sales	$766.5	100%	$702.1	100%	$1,464.5	100%	$1,397.5	100%
Cost of goods and services sold	492.6	64	472.1	67	958.7	65	937.3	67
Gross profit	273.9	36	230.0	33	505.8	35	460.2	33
Research and development	19.1	2	17.5	2	35.4	2	35.1	3
Selling, general and administrative expenses	95.9	13	83.0	12	183.9	13	169.7	12
Other expense (income), net	5.2	1	3.3	1	25.8	2	6.4	—
Operating profit	153.7	20	126.2	18	260.7	18	249.0	18
Interest (income) expense, net	(3.5)	—	(2.5)	—	(7.2)	—	(7.1)	—
Other nonoperating expense (income)	0.2	—	—	—	0.4	—	—	—
Income before income taxes and equity in net income of affiliated companies	157.0	20	128.7	18	267.5	18	256.1	18
Income tax expense	30.2	4	21.9	3	54.3	4	38.3	3
Equity in net income of affiliated companies	(5.0)	(1)	(4.5)	(1)	(8.4)	(1)	(8.8)	(1)
Net income	$131.8	17%	$111.3	16%	$221.6	15%	$226.6	16%

Net income per share:
Basic	$1.82		$1.52		$3.06		$3.09
Diluted	$1.82		$1.51		$3.05		$3.06

Average common shares outstanding	72.2		73.0		72.3		73.3
Average shares assuming dilution	72.5		73.7		72.8		74.0

WEST PHARMACEUTICAL SERVICES
REPORTING SEGMENT INFORMATION
(UNAUDITED)
(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
Net Sales:	2025	2024	2025	2024
Proprietary Products	$619.8	$559.7	$1,182.8	$1,119.2
Contract-Manufactured Products	146.7	142.4	281.7	278.3
Consolidated Total	$766.5	$702.1	$1,464.5	$1,397.5

Gross Profit:
Proprietary Products	$248.3	$207.0	$458.5	$414.1
Contract-Manufactured Products	25.6	23.0	47.3	46.1
Gross Profit	$273.9	$230.0	$505.8	$460.2
Gross Profit Margin	35.7%	32.8%	34.5%	32.9%

Operating Profit (Loss):
Proprietary Products	$161.7	$131.0	$292.3	$257.3
Contract-Manufactured Products	17.8	17.2	31.3	34.3
Stock-based compensation expense	(7.4)	(4.3)	(8.7)	(9.3)
General corporate costs	(18.4)	(17.7)	(54.2)	(33.3)
Reported Operating Profit	$153.7	$126.2	$260.7	$249.0
Reported Operating Profit Margin	20.1%	18.0%	17.8%	17.8%

Unallocated items	1.6	0.2	19.6	0.4
Adjusted Operating Profit	$155.3	$126.4	$280.3	$249.4
Adjusted Operating Profit Margin	20.3%	18.0%	19.1%	17.8%

WEST PHARMACEUTICAL SERVICES
RECONCILIATION OF NON-U.S. GAAP MEASURES (UNAUDITED)
Please refer to “Non-U.S. GAAP Financial Measures” for more information
(in millions, except per share data)

Reconciliation of Reported and Adjusted Operating Profit, Net Income and Diluted EPS

Three Months ended June 30, 2025	Operating profit	Income tax expense	Net income	Diluted EPS
Reported (U.S. GAAP)	$153.7	$30.2	$131.8	$1.82
Unallocated Items:
Restructuring and other charges (1)	1.6	0.4	1.2	0.02
Amortization of acquisition-related intangible assets (2)	—	—	0.5	—
Adjusted (Non-U.S. GAAP)	$155.3	$30.6	$133.5	$1.84

Six Months ended June 30, 2025	Operating profit	Income tax expense	Net income	Diluted EPS
Reported (U.S. GAAP)	$260.7	$54.3	$221.6	$3.05
Unallocated Items:
Restructuring and other charges (1)	19.4	2.4	17.0	0.23
Amortization of acquisition-related intangible assets (2)	0.2	—	1.1	0.01
Adjusted (Non-U.S. GAAP)	$280.3	$56.7	$239.7	$3.29

Three Months ended June 30, 2024	Operating profit	Income tax expense	Net income	Diluted EPS
Reported (U.S. GAAP)	$126.2	$21.9	$111.3	$1.51
Unallocated items:
Amortization of acquisition-related intangible assets (2)	0.2	—	0.7	0.01
Adjusted (Non-U.S. GAAP)	$126.4	$21.9	$112.0	$1.52

Six Months ended June 30, 2024	Operating profit	Income tax expense	Net income	Diluted EPS
Reported (U.S. GAAP)	$249.0	$38.3	$226.6	$3.06
Unallocated items:
Amortization of acquisition-related intangible assets (2)	0.4	—	1.4	0.02
Adjusted (Non-U.S. GAAP)	$249.4	$38.3	$228.0	$3.08

(1)During the three and six months ended June 30, 2025, the Company recorded charges of $1.6 million and $19.4 million related to restructuring programs. During the three and six months ended June 30, 2025, the Company recorded $0.2 million and $16.6 million, respectively, of the charges within other expense (income), related to severance and acceleration of depreciation and lease costs in connection with the Company's 2025 restructuring plan. The Company recorded the remaining $1.4 million and $2.8 million, respectively, within selling, general and administrative expenses, related to our plan to optimize the legal structure of the Company and its subsidiaries.

(2)During the three and six months ended June 30, 2025 and 2024, the Company recorded $0.0 million and $0.2 million, and $0.2 million and $0.4 million, respectively, of amortization expense within operating profit associated with an intangible asset acquired during the second quarter of 2020. During the three and six months ended June 30, 2025 and 2024, the Company recorded $0.5 million and $0.9 million, respectively, and $0.5 million and $1.0 million, respectively, of amortization expense in association with an acquisition of increased ownership interest in Daikyo.

WEST PHARMACEUTICAL SERVICES
RECONCILIATION OF NON-U.S. GAAP FINANCIAL MEASURES (UNAUDITED)
Please refer to “Non-U.S. GAAP Financial Measures” for more information
(in millions, except per share data)

Reconciliation of Net Sales to Organic Net Sales (3)

Three Months ended June 30, 2025	Proprietary	CM	Total
Reported net sales (U.S. GAAP)	$619.8	$146.7	$766.5
Effect of changes in currency translation rates	(12.9)	(3.6)	(16.5)
Organic net sales (Non-U.S. GAAP) (3)	$606.9	$143.1	$750.0

Six Months ended June 30, 2025	Proprietary	CM	Total
Reported net sales (U.S. GAAP)	$1,182.8	$281.7	$1,464.5
Effect of changes in currency translation rates	(3.1)	(1.7)	(4.8)
Organic net sales (Non-U.S. GAAP) (3)	$1,179.7	$280.0	$1,459.7

(3)Organic net sales exclude the impact from acquisitions and/or divestitures and translate the current-period reported sales of subsidiaries whose functional currency is other than the U.S. Dollar at the applicable foreign currency exchange rates in effect during the comparable prior-year period.

WEST PHARMACEUTICAL SERVICES
RECONCILIATION OF NON-U.S. GAAP FINANCIAL MEASURES (UNAUDITED)
Please refer to “Non-U.S. GAAP Financial Measures” for more information
(in millions, except per share data)

Reconciliation of Reported-Diluted EPS Guidance to Adjusted-Diluted EPS Guidance

	2024 Actual	2025 Guidance	% Change
Reported-diluted EPS (U.S. GAAP)	$6.69	$6.36 to $6.56	(4.9%) to (1.9%)
Restructuring and other charges	0.02	0.26
Amortization of acquisition-related intangible assets	0.04	0.03
Adjusted-diluted EPS (Non-U.S. GAAP) (4)	$6.75	$6.65 to $6.85	(1.5%) to 1.5%

Notes:
See “Full-year 2025 Financial Guidance” and “Non-U.S. GAAP Financial Measures” in today’s press release for additional information regarding adjusted-diluted EPS.

(4)We have opted not to forecast 2025 tax benefits from stock-based compensation in upcoming quarters, as they are out of the Company’s control. Instead, we recognize the benefits as they occur. In the first six months of 2025, tax benefits associated with stock-based compensation increased adjusted-diluted EPS by $0.04. Any future tax benefits associated with stock-based compensation that we receive in 2025 would provide a positive adjustment to our full-year EPS guidance. In full-year 2024, tax benefits associated with stock-based compensation increased adjusted-diluted EPS by $0.26.

WEST PHARMACEUTICAL SERVICES
CASH FLOW ITEMS
(UNAUDITED)
(in millions)

	Six Months Ended June 30,
	2025	2024
Depreciation and amortization	$81.4	$74.5
Operating cash flow	$306.5	$283.2
Capital expenditures	$146.5	$190.8
Free cash flow	$160.0	$92.4

WEST PHARMACEUTICAL SERVICES
FINANCIAL CONDITION
(UNAUDITED)
(in millions)

	As of June 30, 2025	As of December 31, 2024
Cash and cash equivalents	$509.7	$484.6
Accounts receivable, net	$582.4	$552.5
Inventories	$421.1	$377.0
Accounts payable	$239.0	$239.3
Debt	$202.6	$202.6
Equity	$2,929.1	$2,682.3
Working capital	$1,076.3	$987.7

Trademark Notices
Trademarks and registered trademarks are the property of West Pharmaceutical Services, Inc., in the United States and other jurisdictions, unless noted otherwise.

Daikyo®, Daikyo Crystal Zenith® and Daikyo CZ® are registered trademarks of Daikyo Seiko, Ltd. Daikyo Crystal Zenith technologies are licensed from Daikyo Seiko, Ltd.